Exhibit 99.1

For Immediate Release

Encore Capital Group Announces First Quarter 2009 Results and Board Appointments

SAN DIEGO, April 29, 2009 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the first quarter ended March 31, 2009.

For the first quarter of 2009:

•

Gross collections were $115.2 million, a 10% increase over the $104.4 million in the same period of the prior year. Excluding portfolio sales, collections were $114.4 million, a 14% increase over the $100.2 million in the same period of the prior year.

•

Investment in receivable portfolios was $55.9 million, to purchase $1.3 billion in face value of debt, compared to $47.9 million, to purchase $1.2 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $82.0 million as of March 31, 2009. Total debt, consisting of the revolving credit facility, convertible senior notes and capital lease obligations, was $296.4 million as of March 31, 2009, a decrease from $303.7 million as of December 31, 2008.

•

Revenue from receivable portfolios was $72.3 million, a 13% increase over the $64.1 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of impairment provisions, was 67%, compared to 67% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.1 million, a 21% increase over the $3.4 million in the same period of the prior year.

•

Total operating expenses were $60.2 million, an 18% increase over the $51.1 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected increased to 48.3% compared to 45.3% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $63.8 million, a 9% increase over the $58.5 million in the same period of the prior year.

•	Total interest expense was $4.3 million, compared to $5.2 million in the same period of the prior year.

•	Net income was $9.0 million or $0.38 per fully diluted share, compared to net income of $6.8 million or $0.29 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $8.30 as of March 31, 2009, a 6% increase over $7.86 as of December 31, 2008.

Encore Capital Group, Inc.

Additional Financial Information:

Certain events affected the comparability of 2009 versus 2008 quarterly results, as outlined below. For a more detailed comparison of 2009 versus 2008 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

•	In the first quarter of 2009, the Company recorded a net impairment provision of $5.4 million, compared to a net impairment provision of $5.3 million in the same period of the prior year.

•	In the first quarter of 2009, the Company expensed $13.3 million in upfront court costs, compared to $6.8 million in the same period of the prior year.

•

Effective January 1, 2009, the Company retrospectively applied FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” to account for its outstanding convertible senior notes. As a result, prior years’ consolidated financial statements have been retrospectively adjusted. For the quarter ended March 31, 2009, the impact of this change resulted in a decrease in fully diluted earnings per share of $0.08, comprising of $0.02 per share attributable to increased interest expense and $0.06 per share attributable to reduced gain on repurchase of convertible notes. For the quarter ended March 31, 2008, the impact of this change resulted in a decrease in fully diluted earnings per share of $0.03, attributable to interest expense. See Note 12 in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 for additional information on the application of this accounting principle.

•

In the first quarter of 2009, the Company repurchased $25.6 million principal amount of its outstanding convertible senior notes, for a total price of $19.8 million, plus accrued interest. These repurchases resulted in a gain of $3.1 million. As of March 31, 2009, there was $45.8 million in principal outstanding of the convertible senior notes.

•

Effective January 1, 2008, the Company increased its collection forecasts from 72 months to 84 months. For the quarter ended March 31, 2008, the impact of this change resulted in an increase in fully diluted earnings per share of $0.08.

Board Appointments

In response to the favorable conditions in the distressed consumer debt market and Encore’s unique opportunity to capitalize on them, the Company’s Board of Directors has named George Lund, its current Chairman, to the expanded role of Executive Chairman, effective July 6, 2009. Mr. Lund’s enhanced role will include developing the Company’s corporate strategy and working with its leadership team to execute on key initiatives. Mr. Lund was formerly Chairman and CEO of BANKFIRST, a national issuer of consumer credit.

Encore Capital Group, Inc.

The Company is also pleased to announce the nomination of H Ronald Weissman to serve on its Board of Directors, effective July 6, 2009. Mr. Weissman is currently a senior partner with Ernst & Young’s Financial Services Office and will retire on July 3, 2009. Mr. Lund observed: “We are excited to have someone on our Board with Ron’s exceptional background and his ability to draw upon 40 years of experience at the highest levels of the financial services industry.”

J. Brandon Black, President and CEO, commented: “This is an unprecedented time of opportunity for Encore. George’s new role and Ron’s addition to the Board will better position the Company to fully capitalize on it. While the supply of charged-off credit card debt has reached a historically high level, the number of well-capitalized consumer debt buyers is shrinking and portfolio prices are trending down. Notwithstanding the weak consumer environment, we have been able to increase collections year-over-year due to improvements in our domestic platform, the expansion of our Indian capability and our continuing investment in decision sciences and information technology. These dynamics are very favorable for Encore’s business model.”

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure that reflects the equity deployed in the business. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Adjusted EBITDA, operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding effectiveness of Board appointments, future operating results and industry trends. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	March 31, 2009	December 31, 2008
		Adjusted
Assets
Cash and cash equivalents	$4,261	$10,341
Accounts receivable, net	1,775	1,757
Investment in receivable portfolios, net	473,484	461,346
Deferred court costs	30,645	28,335
Property and equipment, net	6,279	6,272
Prepaid income tax	2,515	7,935
Forward flow asset	10,302	10,302
Other assets	4,703	5,067
Goodwill	15,985	15,985
Identifiable intangible assets, net	1,578	1,739

Total assets	$551,527	$549,079

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$17,805	$18,204
Deferred tax liabilities, net	15,253	15,108
Deferred revenue and purchased servicing obligation	5,229	5,203
Debt	296,356	303,655
Other liabilities	3,176	3,483

Total liabilities	337,819	345,653

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,061 shares and 23,053 shares issued and outstanding as of March 31, 2009, and December 31, 2008, respectively	231	231
Additional paid-in capital	99,622	98,521
Accumulated earnings	115,792	106,795
Accumulated other comprehensive loss	(1,937)	(2,121)

Total stockholders’ equity	213,708	203,426

Total liabilities and stockholders’ equity	$551,527	$549,079

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
		Adjusted
Revenue
Revenue from receivable portfolios, net	$72,275	$64,068
Servicing fees and other related revenue	4,171	3,486

Total revenue	76,446	67,554

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	13,957	14,851
Stock-based compensation expense	1,080	1,094
Cost of legal collections	29,947	20,306
Other operating expenses	5,980	5,651
Collection agency commissions	2,891	4,031
General and administrative expenses	5,697	4,460
Depreciation and amortization	623	722

Total operating expenses	60,175	51,115

Income before other (expense) income and income taxes	16,271	16,439

Other (expense) income
Interest expense	(4,273)	(5,200)
Gain on repurchase of convertible notes	3,053	—
Other (expense) income	(81)	21

Total other expense	(1,301)	(5,179)

Income before income taxes	14,970	11,260
Provision for income taxes	(5,973)	(4,509)

Net income	$8,997	$6,751

Weighted average shares outstanding:
Basic	23,122	22,992
Diluted	23,631	23,431
Earnings per share:
Basic	$0.39	$0.29
Diluted	$0.38	$0.29

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2009	2008
		Adjusted
Operating activities:
Net Income	$8,997	$6,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	623	722
Amortization of loan costs and debt discount	1,221	1,567
Stock-based compensation expense	1,080	1,094
Gain on repurchase of convertible notes, net	(3,053)	—
Deferred income tax expense (benefit)	145	(559)
Tax benefit from stock-based payment arrangements	(21)	(5)
Provision for impairment on receivable portfolios, net	5,427	5,335
Changes in operating assets and liabilities
Other assets	(165)	1,386
Deferred court costs	(2,310)	(2,906)
Prepaid income tax	5,441	4,819
Deferred revenue and purchased service obligation	26	185
Accounts payable and accrued liabilities	(523)	(2,559)

Net cash provided by operating activities	16,888	15,830

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(55,913)	(44,976)
Collections applied to investment in receivable portfolios, net	37,424	34,877
Proceeds from put-backs of receivable portfolios	924	1,692
Purchases of property and equipment	(469)	(1,117)

Net cash used in investing activities	(18,034)	(9,524)

Financing activities:
Proceeds from revolving credit facility	32,000	9,000
Repayment of revolving credit facility	(17,000)	(11,169)
Repurchase of convertible notes	(19,834)	—
Proceeds from exercise of stock options	—	2
Tax benefit from stock-based payment arrangements	21	5
Repayment of capital lease obligations	(121)	(83)

Net cash used in financing activities	(4,934)	(2,245)

Net (decrease) increase in cash	(6,080)	4,061
Cash and cash equivalents, beginning of period	10,341	8,676

Cash and cash equivalents, end of period	$4,261	$12,737

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,699	$4,172
Income tax payment (refund)	$499	$(407)
Supplemental schedule of non-cash investing and financing activities:
Allocation of forward flow asset to acquired receivable portfolios	$—	$2,926

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Operating Expenses, Excluding Stock-based Compensation Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2009	2008
		Adjusted
GAAP net income, as reported	$8,997	$6,751
Interest expense	4,273	5,200
Provision for income taxes	5,973	4,509
Depreciation and amortization	623	722
Amount applied to principal on receivable portfolios	42,851	40,212
Stock-based compensation expense	1,080	1,094

Adjusted EBITDA	$63,797	$58,488

	Three Months Ended March 31,
	2009	2008
GAAP total operating expenses, as reported	$60,175	$51,115
Stock-based compensation expense	(1,080)	(1,094)
Bankruptcy servicing operating expenses	(3,386)	(2,738)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$55,709	$47,283

	As of March 31, 2009	As of December 31, 2008
		Adjusted
GAAP total stockholders’ equity, as reported	$213,708	$203,426
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(1,578)	(1,739)

Tangible book value	$196,145	$185,702
Diluted shares outstanding	23,631	23,632

Tangible book value per share	$8.30	$7.86